                                                                    EXHIBIT 99.2
                                                                    ------------

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF HEARST-ARGYLE TELEVISION, INC. (THE "COMPANY") (GIVING EFFECT TO THE PULITZER MERGER (AS DEFINED IN ITEM 2 OF THE COMPANY'S FORM 8-K, DATED MARCH 26, 1999.

     The following unaudited pro forma combined condensed financial statements of the Company (the "Pro Forma Statements") give effect to the Pulitzer Merger, pursuant to which the Company issued to the stockholders of Pulitzer
Publishing Company ("Pulitzer") 37,096,774 shares of the Company's Series A Common Stock (the "Hearst-Argyle Merger Stock") and assumed $700 million of new debt (the "New Debt").

     The Pulitzer Merger was accounted for by the Company using the purchase method with the Company as the acquiror of Pulitzer Broadcasting (as defined in Item 2 of the Company's Form 8-K, dated March 26, 1999. Accordingly, the Pulitzer Broadcasting assets and liabilities have been adjusted to their estimated fair values based upon preliminary purchase price allocations which have been made solely for the purposes of developing the unaudited pro forma combined condensed financial statements. The results of operations of Pulitzer Broadcasting were included in the consolidated financial statements of the Company subsequent to its date of acquisition, March 18, 1999.

     The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1998 give effect to the Pulitzer Merger as if the transaction had been completed at the beginning of the period. The unaudited pro forma combined condensed statements of operations of the Company, including the estimated impact of the Pulitzer Merger, have been prepared based upon the unaudited pro forma combined condensed statements of operations of the Company, excluding the estimated impact of the Pulitzer Merger and the historical statements of operations of Pulitzer Broadcasting. The unaudited pro forma combined condensed statements of operations of the Company for the year ended December 31, 1998, excluding the estimated impact of the Pulitzer Merger, give effect to the transaction effective June 1, 1998, whereby the Company exchanged its television stations WNAC-TV and WDTN-TV for STC Broadcastings, Inc.'s television stations KSBW-TV and WPTZ-TV/WNNE-TV (the "STC Swap"), and the transaction consummated on January 5, 1999, effective January 1, 1999 for accounting purposes, in which the Company acquired, through a merger transaction, all of the partnership interests in Kelly Broadcasting Co. (the "Kelly Transaction") as if all such transactions had occurred at the beginning of 1998.

     The unaudited pro forma combined condensed balance sheet at December 31, 1998 gives effect to the Kelly Transaction and the Pulitzer Merger as if the Kelly Transaction and the Pulitzer Merger, using the actual market price of Hearst-Argyle Series A Common Stock on the date the closing of the Pulitzer Merger occurred (the "Closing Date") of $26.0625 per share, had occurred on December 31, 1998, and is based upon the historical consolidated balance sheets of the Company, Kelly Broadcasting and Pulitzer Broadcasting.

      The Pro Forma Statements should be read in conjunction with the Company's historical consolidated and unaudited pro forma combined condensed financial statements, and the Kelly Broadcasting and the Pulitzer Broadcasting historical consolidated financial statements. The Pro Forma Statements are not necessarily indicative of the actual results of operations or financial position of the Company that would have occurred had the Pulitzer Merger, the STC Swap and the Kelly Transaction occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

     For purposes of the Pro Forma Statements, the estimated purchase price of Pulitzer Broadcasting was determined as follows using the actual market price of Hearst-Argyle Series A Common Stock on the Closing Date of $26.0625 (in thousands, except share data):


                                                                  PURCHASE PRICE   SHARES ISSUED
                                                                  --------------   -------------
Value of Hearst-Argyle Merger Stock.............................      $  966,835      37,096,774
New Debt assumed................................................         700,000
Estimated transaction costs.....................................          20,000
                                                                      ----------
TOTAL ESTIMATED PURCHASE PRICE..................................      $1,686,835
                                                                      ==========

     For purposes of the Pro Forma Statements, the total estimated purchase price of Pulitzer Broadcasting is allocated as follows (in thousands):

Fair value of the Pulitzer Broadcasting net assets.............       $  117,159
Intangible assets..............................................        1,569,676
                                                                      ----------
TOTAL ESTIMATED PURCHASE PRICE.................................       $1,686,835
                                                                      ==========

     The estimated purchase price and the resulting allocations are based on management's preliminary estimations and have been made solely for purposes of developing the Pro Forma Statements. Any subsequent adjustments and any uncertainties affecting the pro forma presentation based upon such allocations are not expected to be significant.

                         Hearst-Argyle Television, Inc.
             Unaudited Pro Forma Combined Condensed Balance Sheets
                            as of December 31, 1998
                                (In thousands)

                                                            Hearst-           Kelly             Kelly
                                                            Argyle         Broadcasting      Transaction
                                                          Historical        Historical       Adjustments
                                                         ------------      ------------      -----------
Assets
Current assets:
    Cash and cash equivalents                             $   380,980       $     1,057       $ (373,836) (b)
    Accounts receivable, net                                   91,608             9,813            1,569  (a)
    Program rights                                             35,408             7,568
    Deferred tax asset                                          2,166
    Other                                                       5,087             1,549           (1,168) (a)
                                                         ------------      ------------      -----------
Total current assets                                          515,249            19,987         (373,435)
Property, plant and equipment, net                            129,613            14,863           27,030  (a)
Intangible assets, net                                        711,409            75,437          (75,437) (a)
                                                                                                 479,342  (a)
                                                                                                     309  (d)
Other:
    Deferred acquisition and financing costs, net              31,302                               (309) (d)
    Program rights, noncurrent                                  3,584             5,131             (806) (a)
    Other assets                                               29,983             1,284             (710) (a)

                                                         ------------      ------------      -----------
Total assets                                              $ 1,421,140       $   116,702       $   55,984
                                                         ============      ============      ===========

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable and accrued liabilities              $    39,526       $     2,982       $   30,605  (a)(b)
                                                                                                   1,236  (c)
    Current portion of long-term debt
    Program rights payable                                     35,411             6,244
    Related party payable                                      12,218
    Other current liabilities                                   1,692
                                                         ------------      ------------      -----------
Total current liabilities                                      88,847             9,226           31,841
Deferred tax liability                                        158,449

Program rights payable, noncurrent                              3,752             6,507
Other liabilities                                               3,106               112
Pension obligations
Postretirement benefit obligations
Credit Facility                                                                                   15,000  (b)
Senior Notes                                                  500,000
Private Placement Debt                                        340,000                            110,000  (b)
Senior Subordinated Notes                                       2,596
Long-term debt                                                                   86,309          (86,309) (a)
                                                         ------------      ------------      -----------
Total liabilities                                           1,096,750           102,154           70,532


Partners' Capital                                                                14,548          (14,548) (a)
Stockholders' equity
    Preferred stock series A                                        1
    Preferred stock series B                                        1
    Series A common stock                                         126
    Series B common stock                                         413
    Common stock
    Additional paid-in capital                                203,105

    Intercompany balance
    Retained earnings                                         171,397
    Treasury stock                                            (50,653)
                                                         ------------      ------------      -----------
Total stockholders' equity                                    324,390            14,548          (14,548)
                                                         ------------      ------------      -----------
Total liabilities and stockholders' equity                $ 1,421,140       $   116,702       $   55,984
                                                         ============      ============      ===========

                                                                                              Pulitzer
                                                       Kelleproductions     Pro Forma       Broadcasting       Pulitzer
                                                           Inc. and            Kelly          Business          Merger
                                                          Adjustments       Transaction       Historical      Adjustments
                                                         ------------      ------------      -----------      ------------
Assets
Current assets:
    Cash and cash equivalents                             $         5       $     8,206       $        -       $         -
    Accounts receivable, net                                    1,274           104,264           47,244             1,426  (g)
    Program rights                                                               42,976            8,425
    Deferred tax asset                                                            2,166
    Other                                                         316             5,784            1,115
                                                         ------------      ------------      -----------      ------------

Total current assets                                            1,595           163,396           56,784             1,426
Property, plant and equipment, net                                 72           171,578           83,514
Intangible assets, net                                           (827)        1,190,233           94,817           (94,817) (e)
                                                                                                                 1,569,676  (e)
                                                                                                                   620,703  (e)
Other:
    Deferred acquisition and financing costs, net                                30,993
    Program rights, noncurrent                                                    7,909
    Other assets                                                                 30,557            8,348            (6,000) (e)
                                                                                                                     5,000  (h)
                                                         ------------      ------------      -----------      ------------
Total assets                                              $       840       $ 1,594,666       $  243,463       $ 2,095,988
                                                         ============      ============      ===========      ============

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable and accrued liabilities                    $ 840          $ 75,189       $   12,914       $     9,699  (e)(h)

    Current portion of long-term debt                                                             12,705           (12,705) (e)
    Program rights payable                                                       41,655            7,955
    Related party payable                                                        12,218
    Other current liabilities                                                     1,692            1,642
                                                         ------------      ------------      -----------      ------------
Total current liabilities                                         840           130,754           35,216            (3,006)
Deferred tax liability                                                          158,449                            620,703  (e)
                                                                                                                     1,094  (i)
Program rights payable, noncurrent                                               10,259
Other liabilities                                                                 3,218            2,817              (614) (e)
                                                                                                                    (1,094) (i)
Pension obligations                                                                                6,951            (2,213) (e)
Postretirement benefit obligations                                                                 2,762
Credit Facility                                                                  15,000                            710,000  (f)
Senior Notes                                                                    500,000
Private Placement Debt                                                          450,000
Senior Subordinated Notes                                                         2,596
Long-term debt                                                                                   160,000          (160,000) (e)
                                                         ------------      ------------      -----------      ------------
Total liabilities                                                 840         1,270,276          207,746         1,164,870


Partners' Capital                                                 827
Stockholders' equity                                             (827)
    Preferred stock series A                                                          1
    Preferred stock series B                                                          1
    Series A common stock                                                           126                                371  (f)
    Series B common stock                                                           413
    Common stock                                                                                      10               (10) (e)
    Additional paid-in capital                                                  203,105           11,924           (11,924) (e)
                                                                                                                   966,464  (f)
    Intercompany balance                                                                        (104,835)          104,835  (e)
    Retained earnings                                                           171,397          128,618          (128,618) (e)
    Treasury stock                                                              (50,653)
                                                         ------------      ------------      -----------      ------------
Total stockholders' equity                                          -           324,390           35,717           931,118
                                                         ------------      ------------      -----------      ------------
Total liabilities and stockholders' equity                $       840       $ 1,594,666       $  243,463       $ 2,095,988
                                                         ============      ============      ===========      ============

                                                          Pro Forma
                                                           Pulitzer        Divestiture        Pro Forma
                                                            Merger           WGAL (j)        Divestiture
                                                         ------------      ------------      -----------
Assets
Current assets:
    Cash and cash equivalents                             $     8,206       $         -       $    8,206
    Accounts receivable, net                                  152,934            (5,761)         147,173
    Program rights                                             51,401            (1,281)          50,120
    Deferred tax asset                                          2,166                              2,166
    Other                                                       6,899              (129)           6,770
                                                         ------------      ------------      -----------
Total current assets                                          221,606            (7,171)         214,435
Property, plant and equipment, net                            255,092            (5,848)         249,244
Intangible assets, net                                      3,380,612                          3,380,612

Other:
    Deferred acquisition and financing costs, net              30,993                             30,993
    Program rights, noncurrent                                  7,909               (27)           7,882
    Other assets                                               37,905                             37,905

                                                         ------------      ------------      -----------
Total assets                                              $ 3,934,117       $   (13,046)      $3,921,071
                                                         ============      ============      ===========
Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable and accrued liabilities              $    97,802       $      (527)      $   97,275


    Current portion of long-term debt
    Program rights payable                                     49,610            (1,238)          48,372
    Related party payable                                      12,218                             12,218
    Other current liabilities                                   3,334              (299)           3,035
                                                         ------------      ------------      -----------
Total current liabilities                                     162,964            (2,064)         160,900
Deferred tax liability                                        780,246             1,847          782,093

Program rights payable, noncurrent                             10,259               (22)          10,237
Other liabilities                                               4,327                              4,327
Pension obligations                                             4,738              (158)           4,580
Postretirement benefit obligations                              2,762               (13)           2,749
Credit Facility                                               725,000           (12,636)         712,364
Senior Notes                                                  500,000                            500,000
Private Placement Debt                                        450,000                            450,000
Senior Subordinated Notes                                       2,596                              2,596
Long-term debt
                                                         ------------      ------------      -----------
Total liabilities                                           2,642,892           (13,046)       2,629,846

Partners' Capital
Stockholders' equity
    Preferred stock series A                                        1                                  1
    Preferred stock series B                                        1                                  1
    Series A common stock                                         497                                497
    Series B common stock                                         413                                413
    Common stock
    Additional paid-in capital                              1,169,569                          1,169,569

    Intercompany balance
    Retained earnings                                         171,397                            171,397
    Treasury stock                                            (50,653)                           (50,653)
                                                         ------------      ------------      -----------
Total stockholders' equity                                  1,291,225                 -        1,291,225
                                                         ------------      ------------      -----------
Total liabilities and stockholders' equity                $ 3,934,117       $   (13,046)      $3,921,071
                                                         ============      ============      ===========

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET ADJUSTMENTS:

(a) To reflect the Kelly Transaction and the adjustment of the Kelly Broadcasting net assets to their estimated fair values of the net assets acquired, elimination of assets not acquired, existing long-term debt and partners' capital.
(b) To record the cash paid and issuance of long-term debt to be incurred in connection with the purchase price paid for Kelly Broadcasting and Kelleproductions and related transaction costs. The Company used: (i) amounts available under its Credit Facility, (ii) available cash and (iii) the proceeds from the issuance of $450 million ($340 million issued in December 1998 and $110 million issued in January 1999) of 7.18% Senior Notes to institutional investors (the "Private Placement Debt") with a maturity of 12 years and average life of ten years to finance the Kelly transaction.
(c) To record the amount the Company owes Kelly Broadcasting to the extent the actual working capital of Kelly Broadcasting as of December 31, 1998 was greater than the estimated working capital at the closing (approximately $1.2 million).
(d) To reclassify acquisition costs incurred prior to December 31, 1998 to intangible assets, net.
(e) To reflect the Pulitzer Merger and the adjustment of Pulitzer Broadcasting net assets to their estimated fair values of the net assets acquired, elimination of existing long-term debt and stockholders' equity and to record the tax effect of the differences between the book and tax basis of the net assets acquired.
(f) Issuance of 37,096,774 shares of Hearst-Argyle Series A Common Stock, using the actual market price of Hearst-Argyle Series A Common Stock on the Closing Date of $26.0625 per share, to the stockholders of Pulitzer, the assumption of the New Debt ($700 million) (which was refinanced using the Company's Credit Facility) for the net assets of Pulitzer Broadcasting. Additionally, the Company used amounts available under its Credit Facility to fund related transaction costs.
(g) To record the amount New Pulitzer will owe the Company to the extent the estimated working capital is less than $41 million (approximately $1.4 million) which is based upon the working capital of the Pulitzer Broadcasting as of December 31, 1998.
(h) To record the purchase of the investment in the Arizona Diamondbacks.
(i) Reclassification of Pulitzer Broadcasting account balances to conform with the Company presentation.
(j) Upon consummation of the Pulitzer Merger, the Company owns two television stations in an area (WGAL in Lancaster, PA and WBAL in Baltimore, MD) with overlapping service contours in violation of the FCC's current local ownership rules. The FCC's current rules prohibit the ownership of two stations in the same geographic area whose service contours overlap. Accordingly, the FCC, as part of its consent to the Pulitzer Merger, required the Company to file an application to divest one of the aforementioned stations (or propose such other action that would result in compliance with such FCC rules) within six months following consummation of the Pulitzer Merger. If WGAL is sold for cash, the proceeds of such sale will be used to reduce indebtedness under the Company's Credit Agreement, with the Chase Manhattan Bank and certain lenders party thereto (the "Chase Credit Facility") and therefore the pro forma balance sheet reflects the effect of a reduction in the Chase Credit Facility by an amount equal to $12.6 million, the net book value of WGAL. The net book value has been used in the unaudited pro forma combined condensed financial statements for the divestiture of WGAL because no other valuation currently can be based on an independent third party offer. The divestiture of WGAL at net book value would be equivalent to selling WGAL at a price equal to less than two times WGAL's 1998 broadcast cash flow. Given the valuations of broadcasting properties in recent transactions, including the valuation of Pulitzer Broadcasting implied by the shares of Series A Common Stock to be issued in the Pulitzer Merger, the Company's management believes that any divestiture of WGAL would occur at a valuation significantly higher than its net book value.

                         Hearst-Argyle Television, Inc.
        Unaudited Pro Forma Combined Condensed Statement of Operations
                         Year Ended December 31, 1998
                     (In thousands, except per share data)

                                                                         STC Swap            Kelly              Kelly
                                                       Historical       Adjustments       Broadcasting        Transaction
                                                    Hearst-Argyle (a)    and Other         Historical         Adjustments
                                                    -------------       ------------       ------------       -----------
Total revenues                                       $    407,313        $      (120)(e)    $    75,135        $     (528)(i)

Station operating expenses                                173,880                905 (e)(f)      42,312           (11,489)(h)

Amortization of program rights                             42,344               (643)(e)                            9,244 (h)
Depreciation and amortization                              36,420              1,644 (b)(c)       8,972             8,206 (c)
                                                    -------------       ------------       ------------       -----------

Station operating income                                  154,669             (2,026)            23,851            (6,489)

Corporate general and administrative expenses              12,635                  -                  -             1,740 (h)
                                                                                                                   (1,740)(g)
                                                    -------------       ------------       ------------       -----------

Operating income                                          142,034             (2,026)            23,851            (6,489)

Interest expense, net                                      39,555                  -              7,402            30,179 (j)
                                                    -------------       ------------       ------------       -----------

Income before income taxes                                102,479             (2,026)            16,449           (36,668)

Income taxes                                               42,796               (851)(d)              -            (8,246)(d)
                                                    -------------       ------------       ------------       -----------

Net income                                           $     59,683        $    (1,175)       $    16,449        $  (28,422)
                                                                         ============      ============       ===========

Less: preferred stock dividends                            (1,422)
                                                    -------------

Income applicable to common stockholders             $     58,261
                                                    =============
Basic:
    Income per common share                          $       1.09
                                                    =============
    Number of shares used in per share calculation         53,483

Diluted:
    Income per common share                          $      1.08
                                                    ============
    Number of shares used in per share calculation        53,699

                                                        Kelleprodcutions,                        Pulitzer          Pulitzer
                                                           Inc. and           Pro Forma         Broadcasting         Merger
                                                          Adjustments       Hearst-Argyle        Business         Adjustments
                                                         ------------       ------------       ------------       ------------
Total revenues                                            $     3,146        $   484,946        $   239,746        $     8,784 (n)

Station operating expenses                                      4,249            209,857            128,039             (9,407)(n)

                                                                                                                           621 (o)

Amortization of program rights                                      -             50,945                                11,352 (n)

Depreciation and amortization                                       7             55,249             21,048             46,936 (c)
                                                         ------------       ------------       ------------       ------------
Station operating income                                       (1,110)           168,895             90,659            (40,718)

Corporate general and administrative expenses                                     12,635                                 6,839 (n)

                                                                                                                        (3,674)(k)
                                                         ------------       ------------       ------------       ------------
Operating income                                               (1,110)           156,260             90,659            (43,883)

Interest expense, net                                               -             77,136             13,503             29,260 (j)
                                                         ------------       ------------       ------------       ------------
Income before income taxes                                     (1,110)            79,124             77,156            (73,143)

Income taxes                                                     (466)(d)         33,233             30,147            (23,469)(d)
                                                         ------------       ------------       ------------       ------------

Net income                                                     $ (644)       $    45,891        $    47,009        $   (49,674)
                                                         ============                          ============       ============

Less: preferred stock dividends                                                   (1,422)
                                                                            ------------
Income applicable to common stockholders                                     $    44,469
                                                                            ============
Basic:
    Income per common share                                                  $      0.83
                                                                            ============
    Number of shares used in per share calculation                                53,483

Diluted:
    Income per common share                                                  $      0.83
                                                                            ============

    Number of shares used in per share calculation                                53,699

                                                          Pro Forma                             Historical
                                                           Pulitzer          Divestiture        Pro Forma
                                                            Merger             WGAL (l)        Divestiture
                                                         ------------       ------------       ------------
Total revenues                                            $   733,476        $   (30,033)       $   703,443

Station operating expenses                                    329,110             (9,867)           319,243



Amortization of program rights                                 62,297             (1,740)            60,557

Depreciation and amortization                                 123,233             (1,349)           121,884
                                                         ------------       ------------       ------------
Station operating income                                      218,836            (17,077)           201,759

Corporate general and administrative expenses                  15,800                                15,800

                                                         ------------       ------------       ------------

Operating income                                              203,036            (17,077)           185,959

Interest expense, net                                         119,899               (821)           119,078
                                                         ------------       ------------       ------------
Income before income taxes                                     83,137            (16,256)            66,881

Income taxes                                                   39,911             (7,803)            32,108
                                                         ------------       ------------       ------------
Net income                                                     43,226           $ (8,453)            34,773
                                                                             ===========
Less: preferred stock dividends                                (1,422)                               (1,422)
                                                         ------------                          ------------
Income applicable to common stockholders                     $ 41,804                              $ 33,351
                                                         ============                          ============
Basic:
    Income per common share                                    $ 0.46                                $ 0.37
                                                         ============                          ============
    Number of shares used in per share calculation             90,580  (m)                           90,580 (m)

Diluted:
    Income per common share                                    $ 0.46                                $ 0.37
                                                         ============                          ============
    Number of shares used in per share calculation             90,796  (m)                           90,796 (m)


See notes on the following pages.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS OF THE
COMPANY:

(a) Includes the results of operations of the Company, which includes: (i) WLWT, KOCO, WAPT, KITV and KHBS/KHOG; (ii) WCVB, WTAE, WISN, WBAL and KMBC; (iii) the management fee derived by the Company from the Managed Stations for the full-period presented; (iv) the Company's share of the Clear Channel Venture and WDTN from January 1 through May 31, 1998; and, (iv) KSBW and WPTZ/WNNE from June 1 through December 31, 1998.
(b) Change in depreciation expense due to purchase accounting adjustments to equipment and buildings, net of depreciation recorded in the historical financial statements. The estimated useful lives used for equipment range from 5 to 25 years and the estimated useful life used for buildings range from 25 to 39 years.
(c) Amortization of intangible assets resulting from purchase accounting adjustments, net of amortization recorded in the historical financial statements. The estimated useful lives used for these intangible assets were as follows: FCC licenses, network affiliation agreements and goodwill - 40 years; other intangibles - 2 to 5 years.
(d) Estimated income tax effect of the pro forma adjustments.
(e) The inclusion of WPTZ/WNNE and KSBW and the exclusion of WDTN and WNAC results of operations from the beginning of the periods presented.
(f) Additional expenses which would have been incurred under the Company's management.
(g) Change in corporate expenses associated with the Kelly Broadcasting Co.'s new organizational structure.
(h) Reclassification of Kelly Broadcasting account balances to conform with the Company's presentation.
(i) Elimination of Kelly Broadcasting management fees charged to entities not acquired in the Kelly Transaction.
(j) Interest expense on the pro forma debt as follows (in thousands):

                                                                   PRO FORMA
                                                                   ---------
                                                                    12/31/98
                                                                   ---------
Senior Notes due 2007 at an interest rate of 7.0%................  $   8,752
Senior Notes due 2018 at an interest rate of 7.0%................     14,000
Senior Notes due 2027 at an interest rate of 7.5%................     13,124
Senior Subordinated Notes due 2005 at an interest rate of 9.75%..        252
Private Placement Debt at an interest rate of 7.18%..............     32,310
Chase Credit Facility at an interest rate of 6.5%................     47,125
Commitment fees for the unused Chase Credit Facility.............      1,450
Non-cash interest charges........................................      3,386
Interest income..................................................       (500)
                                                                   ---------
Total Interest Expense, net......................................  $ 119,899
                                                                   =========

(k) Change in corporate general and administrative expenses due to the Pulitzer Merger, as a result of certain contractual agreeements expected to be entered into upon consummation of the Pulitzer Merger, including the Services Agreement with Hearst (which included certain adminstative services such as accounting, financial, legal, tax, insurance, data processing and employee benefits) which will be amended upon consummation of the Pulitzer Merger, net of corporate general and administrative expenses recorded in the historical financial statements of Pulitzer Broadcasting.
(l) Upon consummation of the Pulitzer Merger, the Company owns two television stations in an area (WGAL in Lancaster, PA and WBAL in Baltimore, MD) with overlapping service contours in violation of the FCC's current local ownership rules. The FCC's current rules prohibit the ownership of two stations in the same geographic area whose service contours overlap. Accordingly, the FCC, as part of its consent to the Pulitzer Merger, required the Company to file an application to divest one of the aforementioned stations (or propose such other action that would result in compliance with such FCC rules) within six months following consummation of the Merger. If WGAL is sold for cash, the proceeds of such sale will be used to reduce indebtedness under the Chase Credit Facility and therefore the Pro Forma Statements of operations reflects the effects of a reduction in the Chase Credit Facility by an amount equal to $12.6 million, the net book value of WGAL. The net book value has been used in the unaudited pro forma combined condensed financial statements for the divestiture of WGAL because no other valuation currently can be based on an independent third party offer. The divestiture of WGAL at net book value would be equivalent to selling WGAL at a price equal to less than two times WGAL's 1998 broadcast cash flow. Given the valuations of broadcasting properties in recent transactions, including the valuation of the Pulitzer Broadcasting implied by the shares of Series A Common Stock issued in the Pulitzer Merger, the Company's management believes that any divestiture of WGAL would occur at a valuation significantly higher than its net book value.
(m) Includes the issuance of the shares of Series A Common Stock issued in the Pulitzer Merger.
(n) Reclassification of Pulitzer Broadcasting account balances to conform with the Company presentation.
(o) Estimated pension costs associated with the newly-established defined benefit pension plan to be created for the transferred Pulitzer Broadcasting employees, including the assets to be transferred to the Company per the terms of the Pulitzer Merger Agreement, net of pension costs recorded in the historical consolidated financial statements.

                                       6